Exhibit 10.269




                         THE CHARLES SCHWAB CORPORATION
                            2004 STOCK INCENTIVE PLAN
                          NOTICE OF STOCK OPTION GRANT

     You have been granted the following option to purchase Common Stock of The Charles Schwab Corporation ("Schwab") under the Charles Schwab Corporation 2004 Stock Incentive Plan (the "Plan"):

     Name of Grantee:                     _______________________________

     Total Number of Shares Granted:      _______________________________

     Exercise Price Per Share:            $______________________________

     Grant Date:                          __________ ___, _________

     Expiration Date:                     __________ ___, _________

     Accelerated Vesting on Retirement:   [Yes/No]

     Vesting Schedule:                    So long as you remain employed in good
                                          standing by Schwab or its subsidiaries
                                          and  subject  to  the  terms   of  the
                                          Nonqualified  Stock Option  Agreement,
                                          you will acquire the right to exercise
                                          this  option (become "vested" in  this
                                          option) on the following dates and  in
                                          the following amounts:

                                   Percentage of the Total Number of Shares
              Vesting Date         Granted under this Option That Will Vest
     -----------------------------------------------------------------------
      1st Anniversary of Grant Date                  25%
      2nd Anniversary of Grant Date                  25%
      3rd Anniversary of Grant Date                  25%
      4th Anniversary of Grant Date                  25%


     You and Schwab agree that this option is granted under and governed by the terms and conditions of the Plan and the Nonqualified Stock Option Agreement, both of which are made a part of this notice. Please review the Nonqualified Stock Option Agreement and the Plan carefully, as they explain the terms and conditions of this option. You agree that Schwab may deliver electronically all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that Schwab is required to deliver to its stockholders. Unless you provide written objection to Schwab within 30 days of your receipt of this notice, you agree to all of the terms and conditions of this notice, the Nonqualified Stock Option Agreement and the Plan.

                         THE CHARLES SCHWAB CORPORATION
                            2004 STOCK INCENTIVE PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT


Tax Treatment       This  option  is a  nonqualified  stock  option  and  is not intended to qualify as an incentive stock option under federal tax laws.

Vesting This option becomes vested in installments as described in the Notice of Stock Option Grant.

Accelerated         This option will become  fully  exercisable  if your service
Vesting             with Schwab and its  subsidiaries  terminates  on account of your death or disability.

                    If "Yes" appears next to "Accelerated Vesting on Retirement" in the Notice of Stock Option Grant, this option will become fully exercisable if your service with Schwab and its subsidiaries terminates on account of your retirement provided that your retirement occurs at least two years after the Grant Date indicated in the Notice of Stock Option Grant.

                    If, prior to the date your service terminates, Schwab is subject to a "change in control" (as defined in the Plan document), this option will become fully exercisable immediately preceding the change in control. If the Committee determines that a change in control is likely to occur, Schwab will advise you and this option will become fully exercisable as of the date 10 days prior to the anticipated date of the change in control.

Definition of       For all purposes of this Agreement,  "disability" means that
Disability          you have a disability  such that you have been determined to be eligible for benefits under Schwab's long-term disability plan.

Definition of       For all purposes of this Agreement, "retirement" will mean:
Retirement

                    o any termination of employment with Schwab and its subsidiaries with the exception of U.S. Trust Corporation or its subsidiaries for any reason other than death at any time after you attain age 50, but only if, at the time of your termination, you have been credited with at least 7 years of service; and

                    o any termination of employment from U.S. Trust Corporation or its subsidiaries for any reason other than death at any time after (1) you attain age 65, (2) the sum of your age and credited years of service, at the time of your termination, is equal to or greater than 80, or (3) you attain age 60, but only if, at the time of your termination, you have been credited with at least 10 years of service.

                    The phrase "years of service" above has the same meaning given to it under the SchwabPlan Retirement Savings and Investment Plan (or any successor plan).

Exercise            You or your  representative  may  exercise  this  option  by
Procedures          following  the  procedures  prescribed  by  Schwab.  If this option is being exercised by your representative, your representative must furnish proof satisfactory to Schwab of your representative's right to exercise this option. After completing the prescribed procedures, Schwab will cause to be issued the shares purchased, which will be registered in the name of the person exercising this option.

Forms of            When you submit your notice of  exercise,  you must  include
Payment             payment of the option  exercise price for the shares you are purchasing. Payment may be made in one of the following forms:

                       o Cash, your personal check, a cashier's check or a money order.

                       o Shares of Schwab stock that are surrendered to Schwab. These shares will be valued at their fair market value on the date when the new shares are purchased.

                       o By delivery (in a manner prescribed by Schwab) of an irrevocable direction to Charles Schwab & Co., Inc. to sell shares of Schwab stock (including shares to be issued upon exercise of this option) and to deliver all or part of the sale proceeds to Schwab in payment of all or part of the exercise price.

Term This option expires no later than the Expiration Date specified in the Notice of Stock Option Grant but may expire earlier upon your termination of service, as described below.

Termination of      This option will expire on the date three  months  following
Service             the date of your  termination of employment  with Schwab and its subsidiaries for any reason other than on account of death, disability or retirement. The terms "disability" and "retirement" are defined above.

                    If you cease to be an employee of Schwab and its subsidiaries by reason of your disability or death, then this option will expire on the first anniversary of the date of your death or disability.

                    If you cease to be an employee of Schwab and its subsidiaries by reason of your retirement, then this option will expire on the second anniversary of the date of your retirement.

Effect of           If you are entitled to  severance  benefits  under  Schwab's
Entitlement to      severance plan, then your "termination date" for purposes of
Severance           continued  vesting  and  exercisability  of this option with regard to any post-termination period will be determined under the terms of that plan.

Cancellation of     To the fullest  extent  permitted by applicable  laws,  this
Options             option will immediately be cancelled and expire in the event that Schwab terminates your employment on account of conduct contrary to the best interests of Schwab, including, without limitation,  conduct  constituting  a  violation  of  law or
                    Schwab   policy,   fraud,   theft,   conflict  of  interest,
                    dishonesty or  harassment.  The  determination  whether your
                    employment  has  been   terminated  on  account  of  conduct
                    inimical to the best interests of Schwab shall be made by Schwab in its sole discretion.

Restrictions on     You  cannot  exercise  this  option  and no shares of Schwab
Exercise and        stock may be issued  under this  option if the  issuance  of
Issuance or         shares  at that  time  would  violate  any  applicable  law,
Transfer of         regulation or rule. Schwab may impose  restrictions upon the
Shares              sale,  pledge or other  transfer  of shares  (including  the placement of appropriate legends on stock certificates) if, in the judgment of Schwab and its counsel, such restrictions are necessary or desirable to comply with applicable law, regulations or rules.

Stockholder         You,  or  your  estate  or  heirs,   have  no  rights  as  a
Rights              stockholder  of Schwab until you have  exercised this option by giving the required notice to Schwab and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

No Right to         Nothing in this  Agreement  will be  construed as giving you
Employment          the  right to be  retained  as an  employee,  consultant  or director of Schwab and its subsidiaries for any specific duration or at all.

Transfer of         In general,  only you may exercise this option prior to your
Option              death. You may not transfer or assign this option, except as provided below.  For instance,  you may not sell this option or use it as security  for a loan.  If you attempt to do any
                    of  these  things,   this  option  will  immediately  become
                    invalid. You may, however, dispose of this option in your will or in a beneficiary designation.

                    You may transfer this option as a gift to one or more family members. For this purpose, "family member" means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing your household, e.g., a domestic partner, other than a tenant or employee, a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.

                    Schwab may, in its sole discretion, allow you to transfer this option under a domestic relations order in settlement of marital or domestic property rights.

                    In order to transfer this option, you and the transferee(s) must execute the forms prescribed by Schwab, which include the consent of the transferee(s) to be bound by this Agreement.

Limitation on       If a  payment  from  the Plan  would  constitute  an  excess
Payments            parachute  payment or if there have been certain  securities law violations, then your award may be reduced or cancelled and you may be required to disgorge any profit that you have realized from your award.

                    If a disqualified individual receives a payment or transfer under the Plan that would constitute an excess parachute payment under the Internal Revenue Code of 1986, as amended (the "Code"), such payment will be reduced, as described below. Generally, someone is a "disqualified individual" if he or she is (a) an officer of Schwab, (b) a member of the group consisting of the highest paid 1% of the employees of Schwab or, if less, the highest paid 250 employees of Schwab, or (c) a 1% stockholder of Schwab. For purposes of the section on "Limitation on Payments," the term "Schwab" will include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

                    In the event that the independent auditors most recently selected by the Schwab Board of Directors (the "Auditors") determine that any payment or transfer in the nature of compensation to or for your benefit, whether paid or payable (or transferred or transferable) pursuant to the terms of the Plan or otherwise (a "Payment"), would be nondeductible for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments will be reduced (but not below zero) to the Reduced Amount; provided, however, that the Compensation Committee may specify in writing that the award will not be so reduced and will not be subject to reduction under this section.

                    For this purpose, the "Reduced Amount" will be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by Schwab because of section 280G of the Code.

                    If the Auditors determine that any Payment would be nondeductible because of section 280G of the Code, then Schwab will promptly give you notice to that effect and a copy of the detailed calculation and of the Reduced Amount. You may then elect, in your discretion, which and how much of the Payments will be eliminated or reduced (as long as after such election, the aggregate present value of the Payments equals the Reduced Amount). You will advise Schwab in writing of your election within 10 days of receipt of the notice. If you do not make such an election within the 10-day period, then Schwab may elect which and how much of the Payments will be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount). Schwab will notify you promptly of its election. Present value will be determined in accordance with section 280G(d)(4) of the Code. The Auditors' determinations will be binding upon you and Schwab and will be made within 60 days of the date when a Payment becomes payable or transferable.

                    As promptly as practicable following these determination and elections, Schwab will pay or transfer to or for your benefit such amounts as are then due to you under the Plan, and will promptly pay or transfer to or for your benefit in the future such amounts as become due to you under the Plan. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors, it is possible that Payments will have been made by Schwab which should not have been made (an "Overpayment") or that additional Payments which will not have been made by Schwab could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against you or Schwab which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment will be treated for all purposes as a loan to you which you will repay to Schwab on demand, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code. However, no amount will be payable by you to Schwab if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment will promptly be paid or transferred by Schwab to or for your benefit, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

Claims              You  may  file a  claim  for  benefits  under  the  Plan  by
Procedure           following the procedures prescribed by Schwab. If your claim is denied,  generally you will receive written or electronic notification  of the  denial  within  90 days of the date on which you filed the claim. If special  circumstances require more time to make a  decision  about  your  claim,  you will receive notification of when you may expect a decision.  You
                    may   appeal   the   denial  by   submitting   to  the  Plan
                    Administrator a written request for review within 30 days of receiving  notification  of the denial.  Your request should
                    include   all  facts  upon  which  your   appeal  is  based.
                    Generally,  the Plan  Administrator  will  provide  you with written or electronic notification of its decision within 90
                    days  after  receiving  the  review   request.   If  special
                    circumstances require more time to make a decision about your request, you will receive notification of when you may expect a decision.

Plan                The Plan  Administrator has discretionary  authority to make
Administration      all  determinations  related to this  option and to construe the terms of the Plan, the Notice of Stock Option Grant and this Agreement. The Plan Administrator's determinations are conclusive and binding on all persons.

Right to            If Schwab adopts the  fair-value-based  method of accounting
Replace Option      under FASB  Statement No. 123, the Committee  shall have the
with SARs           right to replace this option (or any portion of this option)
                    to the extent outstanding with a Stock Appreciation Right subject to substantially the same terms and conditions contained in this Agreement to be settled in shares of Schwab stock on a one-to-one basis; provided, that this provision shall not become effective if it would cause
                    Schwab to recognize compensation expense.

Adjustments         In the event of a stock split, a stock dividend or a similar change in Schwab stock, the Compensation Committee, in its discretion, may adjust the number of shares covered by this option and the exercise price per share.

Severability        In the event that any  provision  of this  Agreement is held invalid or unenforceable, the provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

Applicable Law      This Agreement  will be  interpreted  and enforced under the laws of the State of California (without regard to their choice-of-law provisions), as such laws are applied to contracts entered into and performed in California.

The Plan and        The text of the Plan is  incorporated  in this  Agreement by
Other Agreements    reference. This Agreement and the Plan constitute the entire understanding  between you and Schwab regarding this option.
                    Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.
                    If there is any inconsistency or conflict between any provision of this Agreement and the Plan, the terms of the Plan will control.


                         BY ACCEPTING THIS OPTION GRANT,
                  YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
                        DESCRIBED ABOVE, IN THE NOTICE OF
                       STOCK OPTION GRANT AND IN THE PLAN.